SCHEDULE 14A
                   Information Required in Proxy Statement

                          SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant:     MAYFLOWER GROUP, INC.

Filed by a Party other than the Registrant:

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                            MAYFLOWER GROUP, INC.
              (Name Of Registrant As Specified In Its Charter)
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2)
      (Paid with Preliminary Proxy Material filed March 18, 1994)

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6-(i)(3)
[ ]   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11
      (1)   Title of each class of securities to which transaction
            applies:      N/A
      (2)   Aggregate number of securities to which transaction
            applies:      N/A
      (3)   Per unit price or other underlying value of transaction
            computed pursuant to Exchange Act Rule 0-11:     N/A
      (4)   Proposed maximum aggregate value of transaction:
            N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
      Form or Schedule and the date of its filing.       N/A
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 27, 1994

To the Shareholders of
MAYFLOWER GROUP, INC.

      The Annual Meeting of Shareholders of Mayflower Group, Inc.
will be held on April 27, 1994, at 11:00 a.m., local time
(Eastern Standard Time), at the Company's home office, 9998 North
Michigan Road, Carmel, Indiana 46032, for the following purposes:

      1. To elect five (5) Directors of the Company for the ensuing year and until their successors are chosen and qualified;

      2.    To approve the adoption of the Mayflower Group, Inc.
            1994 Restricted Stock Plan;

      3.    To approve the amendment of the 1992 Director Stock
            Option Plan;

      4. To approve and adopt amendments to the Articles of Incorporation of the Company;

      5. To ratify the appointment of Coopers & Lybrand, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 1994;
            and

      6. To transact such other business (none known to management as of the date of this Notice) as properly may come before the meeting or any adjournments thereof.

      The close of business March 7, 1994, is the record date for the determination of shareholders entitled to vote at this meeting. Only those who are shareholders of record at the close of business on such date will be entitled to vote at said meeting and at any adjournments thereof.


      Copies of the Company's 1993 Annual Report to Shareholders and Proxy Statement accompany this Notice. The approximate date that these materials will first be sent or given to shareholders is April 5, 1994.

Dated March 31, 1994.
                             Mayflower Group, Inc.

                             Robert H. Irvin, Secretary
By order of the Board of Directors


                            MAYFLOWER GROUP, INC.
                               PROXY STATEMENT


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mayflower Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held April 27, 1994, and at any adjournments thereof. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be limited to the use of the mails. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of shares.

      A proxy may be revoked by the shareholder of record at any time with respect to any proposal before it is exercised by giving written notice of its revocation to the Secretary of the Company, by filing with the Secretary a subsequently dated proxy, or by attending the meeting or any adjournments thereof and voting in person. All shares represented by the accompanying proxy will be voted as directed by the shareholder if the proxy is executed and returned and if the shares are eligible to vote.

      At the close of business on March 7, 1994, the record date for the Annual Meeting, 12,662,445 common shares of the Company were outstanding, of which 11,499,111 shares were entitled to vote. The outstanding shares not entitled to vote are beneficially owned by a single entity and are subject to voting restrictions imposed by Indiana law. For more information, see "Principal Holders of Shares." The Company has no other outstanding voting securities. A majority of all outstanding shares is necessary for a quorum. Under Indiana law, once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the votes cast is required for the election of Directors. The affirmative vote of the holders of a majority of the votes cast is required for the approval and adoption of the amendments to the Articles of Incorporation and the ratification of the appointment of the auditors. The approval of the 1994 Restricted Stock Plan (as hereinafter defined) and the amendment of the 1992 Director Stock Option Plan (as hereinafter defined) require the affirmative vote of the holders of a majority of the outstanding common shares present in person or by proxy and entitled to vote. For matters other than the approval of the 1994 Restricted Stock Plan and the amendment of the 1992 Director Stock Option Plan, abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee. Abstentions and broker non-votes will have the same effect as a vote against the approval of the 1994 Restricted Stock Plan and the amendment of the 1992 Director Stock Option Plan.


                         PRINCIPAL HOLDERS OF SHARES

Directors, Officers and Five Percent Shareholders

      The respective number of the Company's outstanding common shares and proportions of the outstanding common shares beneficially owned by (i) each Director of the Company; (ii) each Executive Officer of the Company who is not a Director; (iii) the Directors and Executive Officers of the Company as a group, and
(iv) all persons beneficially owning more than five percent of the outstanding shares of the Company, are set forth on the following table:


                                                      Percent of
Name of Beneficial Owner         Number of Shares (1) Outstanding (2)

Directors
Roderick M. Hills                       1,000              *
Perry J. Lewis                          8,499              *
Lary R. Scott                             760              *
Michael L. Smith                       49,159(3)           *
Sheldon M. Stone                    6,479,931(4)           51.2%
John B. Smith (Emeritus)               90,332(5)           *

Non-Director Executive Officers
Patrick F. Carr                         8,849              *
Robert H. Irvin                         1,679              *


All Directors and Executive
Officers as a Group (8 persons)     6,640,209              52.4%


Five Percent Shareholders
The TCW  Group, Inc.
 and affiliates
865 South Figueroa Street
Los Angeles, California  02116      6,479,931(6)           51.2%

Massachusetts Financial
 Services Company
500 Boylston Street
Boston Massachusetts  02116         1,138,810(7)            9.0%

PPM America, Inc.
227 West Monroe Street
Suite 3880
Chicago, Illinois  60606            1,270,652(8)           10.0%

Jackson National Life
 Insurance Company
5901 Executive Drive
Lansing, Michigan  48909            1,270,652(9)           10.0%

Massachusetts Financial High
 Income Trust
500 Boylston Street
Boston, Massachusetts  02116          915,919(10)           7.2%

________________________

*     Less than 1 percent

(1) The number of shares stated in this column is based on information furnished by the person listed and includes shares personally owned of record by the person and shares which are or may be deemed to be otherwise beneficially owned by the person under applicable regulations. Unless otherwise indicated, each shareholder listed reports sole voting and dispositive power over all shares beneficially owned.

(2) The percentages set forth in this column were based upon 12,662,445 shares of common stock outstanding as of March 7, 1994.

(3) Includes 102 shares owned by Mr. Smith's minor children, with respect to which shares Mr. Smith's wife acts as custodian.

(4) Mr. Stone is a Managing Director of TCW Asset Management Company, a subsidiary of The TCW Group, Inc., which, combined with its affiliates (collectively, "TCW"), is investment manager for certain separate accounts and certain trusts and as general partner of certain limited partnerships, holds 6,479,931 shares of common stock. Because of Mr. Stone's position with TCW, beneficial ownership of the shares managed by TCW may be attributed to Mr. Stone. Mr. Stone disclaims beneficial ownership of the shares owned by TCW.

(5) Includes 27,917 shares owned by his wife, Barbara Smith, as to which Mr. Smith disclaims beneficial ownership.

(6) Represents 6,479,931 shares of common stock held by limited partnerships, trusts and accounts for which TCW is investment manager and, therefore, such shares may be deemed beneficially owned by TCW for purposes of the reporting requirements of the Securities and Exchange Act of 1934. TCW disclaims ownership of these shares. TCW has investment power over such shares of common stock. TCW has voting power over 5,316,597 shares of common stock. 1,163,334 shares of common stock held by TCW cannot be voted by TCW pursuant to the Indiana Control Share Acquisition Statute. This information is as of March 2, 1994.

(7) Represents 1,138,810 shares of common stock held by funds for which Massachusetts Financial Services Company ("MFSC") acts as investment adviser and, therefore, such shares may be deemed beneficially owned by MFSC. These shares include the 915,919 shares owned by Massachusetts Financial High Income Trust, for which MFSC acts as investment adviser, and which are also reported separately herein. MFSC shares voting and dispositive power over all such shares with the funds for which it acts as investment adviser. This information is as of January 31, 1994.

(8) These shares represent the shares owned by Jackson National Life Insurance Company, for which PPM America, Inc. ("PPM") acts as investment adviser, and which are also reported separately herein. PPM shares voting power with respect to such shares. This information is as of February 10, 1994.

(9) These shares are also included in the shares reported as being beneficially owned by PPM, which acts as investment adviser for Jackson National Life Insurance Company ("Jackson National"). Jackson National shares voting power with PPM in the shares owned by it. This information is as of February 10, 1994.

(10) These shares are also included in the shares reported as being beneficially owned by MFSC, which acts as investment adviser for the Massachusetts Financial High Income Trust ("MFHIT"). MFHIT shares voting and dispositive power with MFSC in the shares owned by it. This information is as of January 31, 1994.


                            ELECTION OF DIRECTORS

      Directors are elected at each Annual Meeting of Shareholders and hold office for one year and until their respective successors are chosen and qualified. The current Directors of the Company were elected at the Annual Meeting of Shareholders held on April 28, 1993. The By-Laws of the Company fix the number of Directors at five. The Articles of Incorporation of the Company provide that the Directors, by a majority vote, may designate a former director of the Company to serve as an Emeritus Director for a specified term. An Emeritus Director shall be entitled to receive notice of and participate in the meetings and activities of the Board of Directors, but shall not be counted in determining whether a quorum of Directors is present for a meeting of the Board or be entitled to vote on matters coming before the Board. The Board of Directors of the Company has designated John B. Smith to serve as an Emeritus Director of the Company through the 1994 Annual Meeting of the Board of Directors of the Company and may extend Mr. Smith's term through the 1995 Annual Meeting of the Board of Directors. The officers of the Company are elected to serve until the next meeting of Directors following the annual shareholders meeting. There is no family relationship between any of the Directors, the Emeritus Director and the Executive Officers of the Company.

      The accompanying proxy will be voted for the nominees named below, in the absence of an instruction to the contrary. Should any nominee become unavailable to serve as a Director, the proxies will be voted for such other person as shall be designated by the Board of Directors. Each of the nominees has consented to serve as a Director, if elected.


      Information about the nominees is set forth below:

      Name                   Age       Position

      Roderick M. Hills      62        Director

      Perry J. Lewis         56        Director

      Lary R. Scott          57        Director

      Michael L. Smith       45        Director, Chairman,
                                       President and Chief
                                       Executive Officer

      Sheldon M. Stone       41        Director


      Roderick M. Hills: Mr. Hills has been a Director of the Company since March 1992. He has been Counselor to Hills & Company since 1993. He was Chairman of the International Practice Group and a partner at Shea & Gould from June 1992
through March 31, 1994.   Mr. Hills serves as a director of
Federal Mogul, Inc., TCW Americas Development, Inc., Sunbeam-Oster, Inc. and as Vice Chairman of the Board of Oak Industries, Inc. He served as Chairman and Managing Director of the Manchester Group, Ltd. from 1987 to 1993. Mr. Hills was a partner at Donovan, Leisure, Rogovin, Huge & Schiller from 1989 to June 1992. Also, Mr. Hills formerly served as Chairman of the Securities and Exchange Commission from 1975 to 1977, as well as Chairman and Chief Executive Officer of Republic Corporation from 1971 to 1975, and Peabody Coal Company from 1977 to 1978.

      Perry J. Lewis: Mr. Lewis has been a Director of the Company since December 1986. Mr. Lewis has been a Managing Director of Morgan Lewis Githens & Ahn, Inc. since April 1982. Also, Mr. Lewis serves as a Director of Aon Corporation, Haynes International, Inc., Interactive Technologies, Inc., Tyler Corporation and Quaker Fabric Corporation, and is Chairman of the Board of Broadcasting Partners, Inc.

      Lary R. Scott: Mr. Scott has been a Director of the Company since March 1992. He has been Vice Chairman and Chief Executive Officer of Carolina Freight Corporation since March 22, 1993. He serves as Director of The Clorox Company and Sun Carriers, Inc., as well as being a member of the Military Air Command and the National Football League's Board of Governors. Mr. Scott was President and Chief Operating Officer of Consolidated
Freightways, Inc. (which he joined in 1967) from 1987 to 1988 and served as President and Chief Executive Officer from 1988 to 1990. He served as President of Alexis Consulting, Los Altos, California, from 1990 to 1993.


      Michael L. Smith: Mr. Smith was originally employed at Mayflower Corporation, a predecessor of the Company, in 1974. He has been a Director of the Company since October 1986, President of the Company since April 1989, Chief Executive Officer of the Company since January 1990, and Chairman of the Board of the Company since April 1992. He was Chief Operating Officer of the Company between April 1989 and January 1990. Mr. Smith was the Executive Vice President of the Company from January 1987 to April 1989. He has been Chief Executive Officer of Mayflower Transit, Inc. ("Transit") since June 1989 and a Director of Transit since October 1986. He was President of Transit from June 1989 to April 1991. He has been Chairman of the Board and Chief Executive Officer of Transit since June 1989. He has been Chairman of the Board and Chief Executive Officer of Mayflower Contract Services, Inc. ("Contract Services") since January 1987 and has been a Director of Contract Services since October 1986. He was President of Contract Services from January 1987 through December 1992. Mr. Smith also serves as a Director of First Indiana Corporation, Somerset Group, Inc. and Acordia, Inc.



      Sheldon M. Stone: Mr. Stone has been a Director of the Company since March 1992. He has been a Managing Director of TCW Funds Management, Inc. since April 1990 and has been a Managing Director of Trust Company of the West since June 1985. Mr. Stone served as a Vice President of Citicorp Investment Management, Inc. from 1983 to 1985, and held various investment management positions at The Prudential Insurance Company of America from 1978 to 1983.

                      DIRECTOR MEETINGS AND COMMITTEES

      The Board of Directors of the Company held an aggregate of fifteen Board and Committee meetings in 1993 ( nine Board meetings and six committee meetings). Each of the current Directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which he served, except for Mr. Hills who was unable to attend four meetings during the year. Three of the meetings missed by Mr. Hills were held on the same day.

       The Board's Audit Committee is primarily responsible for recommending the firm to be employed as the Company's independent public accountants; reviewing the report of audit, or proposed report of audit, and the accompanying management letter, if any; and consulting with the independent and internal auditors with regard to the adequacy of internal controls. The Audit Committee, currently composed of non-employee Directors Hills (Chairman), Stone, Lewis and Scott, held three meetings during 1993. The Board's Compensation Committee establishes the Company's compensation programs and oversees the administration of the Company's employee benefit plans. The Compensation Committee met four times in 1993. For more information about the Compensation Committee, see "Management Compensation - Report of Compensation Committee." The Board of Directors does not have a Nominating Committee.

                                         MANAGEMENT COMPENSATION

Summary Compensation Table

      The following table contains information regarding the compensation paid to each of the Company's Executive Officers.

                                       SUMMARY COMPENSATION TABLE

                                   Annual Compensation        Long Term Compensation
                                                Other                      Securities   All
                                                Annual                     Under-   Other Com-
Name and Principal                              Compensa-   Restricted     lying    pensation
Position               Year    Salary   Bonus   tion (3)(4) Stock Awards   Options    (3)(7)

Michael L. Smith       1993   $350,000 $      0 $66,704     $117,500(5)(6) 15,000    $3,242
 Chairman, President   1992    350,000   87,500   8,140            0       20,000     9,567
 and Chief Executive   1991    250,000   30,000      --            0            0        --
 Officer (1)


Patrick F. Carr        1993   $220,000 $      0  $4,371            0       15,000    $6,494
 Senior Vice President 1992    200,000  100,000   3,414            0       15,000     5,915
 Chief Financial       1991    171,250        0      --            0            0        --
 Officer and Treasurer(2)


Robert H. Irvin        1993   $160,000 $      0  $3,589            0       10,000    $5,670
 Senior Vice President,1992    150,000   75,000   3,101            0       10,000     5,214
 Secretary and General 1991    125,000        0      --            0            0        --
 Counsel (2)

__________________________________

(1)   Mr. Smith was employed directly by the Company in 1991.  Since January 1, 1992, Mr. Smith has been compensated by Contract Services pursuant to an employment agreement.  Transit reimburses Contract
      Services for one-half of the amount of Mr. Smith's salary.

(2)   Messrs. Carr and Irvin were employed directly by the Company in 1991.  They have been compensated exclusively by Transit since January 1, 1992.

(3)   In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities & Exchange Commission, as informally interpreted by the Commission Staff, the amounts of Other Annual Compensation and All Other
      Compensation are excluded for the Company's 1991 fiscal year.

(4)   In each of the years 1993 and 1992, Mr. Smith received $3,000 under a supplemental executive compensation plan maintained by Contract Services for the benefit of certain officers and employees.
      Contract Services reimbursed Mr. Smith for moving expenses in the amount of $59,120 in 1993.  Messrs.
      Smith, Carr and Irvin all participate in  an executive supplemental  health care plan maintained by their employers, pursuant to which benefits are paid either directly to health care providers or to the participants to reimburse them for covered expenses.  In 1993, benefits amounting to $2,702,
      $3,157 and $2,463 were paid by the plans on behalf of Messrs. Smith, Carr and Irvin, respectively.
      Supplemental health care benefits paid in 1992 on behalf of Messrs. Smith, Carr and Irvin were $3,764,
      $2,428 and $2,251, respectively.  Each of the participants in the supplemental health plans is entitled to receive tax "gross-up" payments for benefits paid in the preceding fiscal year.  Messrs.
      Smith, Carr and Irvin received gross-up payments in 1993 in the amounts of $1,882, $1,214 and $1,126, respectively, for benefits paid in 1992, and $1,376, $986 and $850, respectively, in 1992 with respect to supplemental health plan benefits paid in 1991.

(5)   Represents 10,000 shares of restricted stock granted on November 3, 1993.  All shares will vest on
      November 3, 1996.  During the period of restriction, holders are entitled to receive all dividends and other distributions paid with respect to such shares.

(6)   As of December 31, 1993, Mr. Smith held 10,000 shares of restricted stock with a value as of December
      31, 1993 of $115,000.

(7)   The Company 's subsidiaries provide term life insurance policies to certain key employees, including the Executive Officers.  The  premiums paid in 1993 by the Company or its subsidiaries under these policies on behalf of Messrs. Smith, Carr and Irvin were $2,056, $4,245 and $3,421, respectively.
      Premiums paid in 1992 on behalf of Messrs. Smith, Carr and Irvin were $8,220, $3,733 and $3,032, respectively.  The amounts in this column also include vested employer matching contributions in the amounts of $1,186, $2,249 and $2,249 in 1993 and $1,347, $2,182 and $2,182 in 1992 for Messrs. Smith,
      Carr and Irvin, respectively, under  defined contribution plans qualified under section 401(k) of the
      Internal Revenue Code maintained by Contract Services and Transit.


Option Grants, Exercises and Holdings

      The following tables set forth information relating to option grants, exercises and holdings with respect to each of the named Executive Officers in the fiscal year ended
December 31, 1993:


                                    OPTION GRANTS IN LAST FISCAL YEAR

                                                                    Potential
                                                                    Realizable Value
                    Number of   Percent of                          Assuming Annual
                    Securities  Total Options                       Rates of Stock
                    Underlying  Granted To    Exercise              Price Appreciation
                    Options     Employees in  Price PerExpiration   For Option Term
Name                Granted (1) Fiscal Year   Share       Date      5% (2)       10% (2)

Michael L. Smith    15,000          9.0%       $9.00     4/28/03    $84,900  $215,100
Patrick F. Carr     15,000          9.0%        9.00     4/28/03     84,900   215,100
Robert H. Irvin     10,000          6.1%        9.00     4/28/03     56,600   143,400

__________________________________


(1)   Options become exercisable in 33.3% increments on each of the first three anniversary dates of the grant and must be exercised within ten years from the grant date.

(2)   These gains are based upon assumed rates of annual compound stock price appreciation of 5% and 10%
      from the date the options were granted over the full option term.  These amounts represent certain assumed rates of appreciation only.  Actual gains, if any, on options exercises and Common Stock holdings are dependent upon the future performance of the Company's Common Stock and overall stock market conditions.  There can be no assurance that the amounts reflected on this table will be achieved.




                             AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                                    AND FISCAL YEAR END OPTION VALUES
                                                                            Value of
                                                     No. of                 Unexercised
                                                     Unexercised            In-The-Money
                                                     Options at             Options at
                   Shares        Value               Fiscal Year-End      Fiscal Year-End
                   Acquired on   Realized At       Ever-        Unexer- Exer-          Unexer-
Name               Exercise (1)  Exercise Date     cisable      cisable cisable (1)    cisable (1)

Michael L. Smith        0                --        6,666       28,334   $30,830       $99,170
Patrick F. Carr         0                --        5,000       25,000    23,125        83,750
Robert H. Irvin         0                --        3,333       16,667    15,415        55,835

____________________________________________


(1)   Based on the closing price for the Company's Common Stock on the last business day of 1993, which was
      $11.50 per share.

Defined Benefits Plans


      The Company maintains no employee benefit plans for any of its officers or employees. All officers and employees of the Company are also officers or employees of either Transit or Contract Services and participate in employee benefit plans maintained by those operating subsidiaries. Transit maintains the Mayflower Employees' Pension Plan (the "Transit Plan") for its officers and employees and those of certain of its subsidiaries, except for certain classes of employees, including those covered by collective bargaining agreements which do not provide for participation under the Pension Plan. Contract Services maintains the Mayflower Contract Services, Inc. Executive Retirement Plan (the "MCS Plan") for certain of its senior officers.


      Transit Plan. The table below shows the estimated annual benefits provided by the Transit Plan, upon retirement on December 31, 1993, at age 65, to persons with the specified five year average earnings and years of service classification. The five year average earnings are the average of the highest five consecutive calendar years of all years of covered employment. The benefits shown do not take into account limitations imposed by Section 415 of the Internal Revenue Code (the "Code").

Five
Year Average   15 Years'   20 Years'   25 Years'    30 Years'   35 Years'
Earnings ($)   Service ($) Service ($) Service ($)  Service ($) Service ($)

 125,000        27,948      37,264      46,581       55,897      65,213
 150,000        33,948      45,264      56,580       67,896      79,212
 175,000        39,947      53,263      66,579       79,894      93,210
 200,000        45,948      61,264      76,581       91,896     107,213
 225,000        51,948      69,264      86,580      103,896     121,212
 250,000        57,936      77,264      96,579      115,895     135,210
 300,000        69,948      93,264     116,580      139,896     163,212
 350,000        81,948     109,264     136,581      163,896     191,213
 400,000        93,947     125,264     156,579      187,896     219,210
 450,000       105,948     141,264     176,580      211,896     247,212
 500,000       117,948     157,264     196,581      235,896     275,213


      The current years of service at January 1, 1994 for certain
Executive Officers named in the Summary Compensation Table are as follows: Patrick F. Carr (18) and Robert H. Irvin (13). Michael
L. Smith does not participate in the Transit Plan.

      Compensation covered by the Transit Plan consists of the total amount of salary and bonuses (inclusive of commissions but exclusive of other remuneration) actually paid to an employee and also includes amounts an employee has elected to defer under a cash or deferred arrangement maintained by Transit and qualified under Section 401(k) of the Code and amounts contributed by an employee to plans qualified under Section 125 of the Code. Amounts deferred under Transit's 401(k) plan and contributed to the Section 125 plan are included in the salary figures shown in the Summary Compensation Table. Beginning on and after January 1, 1989, the annual amount of compensation that may be taken into account is limited. The 1994 calendar year limit is $150,000. This compensation limit will be adjusted after 1994 as permitted by the Code.

      MCS Plan. The MCS Plan provides retirement benefits for a period of fifteen (15) years to senior officers of Contract Services who have participated in the MCS Plan for ten (10) years. Annual benefits are between 25 and 60% of the participant's average annual compensation during the five (5) calendar years of participation immediately preceding retirement. Average annual compensation is calculated using the total amount of salary and bonuses actually paid and also includes amounts the participant has elected to defer under a cash or deferred arrangement maintained by Contract Services and qualified under
Section 401(k) of the Code and amounts contributed by a participant to plans qualified under Section 125 of the Code. Amounts deferred under Contract Services' 401(k) plan and amounts contributed to the Section 125 plan are included in the salary figures shown on the Summary Compensation Table. Michael L. Smith participates in the MCS Plan. Assuming Mr. Smith's average annual compensation during the five (5) calendar years of participation immediately preceding retirement at his normal retirement date is $350,000, he would be entitled to an annual benefit of $210,000.

Compensation of Directors

      The Company does not provide cash compensation to the members of its Board of Directors. However, all members of the Board of Directors of the Company also serve on the Boards of Transit and Contract Services (including John B. Smith as Emeritus Director). Non-employee Directors serving on the Board of Transit and Contract Services (including the Emeritus Director) receive a retainer of $5,000 per quarter plus $1,000 per meeting of the Company's Board of Directors attended.
Options to purchase an aggregate of 24,000 shares of the Company's common stock have been granted to non-employee Directors (including the Emeritus Director) under a stock option plan established in 1992 (the "1992 Director Stock Option Plan"). In July 1992 and April 1993 Messrs. Hills, Lewis, Scott and John
B. Smith each were granted options to purchase 3,000 shares of common stock. Mr. Stone has elected not to participate in the 1992 Director Stock Option Plan. The Company originally reserved 30,000 shares of common stock for issuance under the 1992 Director Stock Option Plan. An additional 30,000 shares has been reserved for issuance under the 1992 Director Stock Option Plan, subject to shareholder approval of the plan amendment proposed herein. In addition, the non-employee Directors receive reimbursement of all out-of-pocket expenses incurred in connection with attendance at Board meetings.


Report of the Compensation Committee

      The Compensation Committee of the Board of Directors currently comprises non-employee Directors Scott (Chairman), Hills, Lewis and Stone. The Committee establishes the Company's compensation policies, reviews all salary recommendations in excess of $100,000 per year, administers the Company's incentive compensation plans and oversees the administration of the Company's employee benefit plans. All decisions by the Compensation Committee relating to the foregoing responsibilities are reviewed by the full Board.


      Executive Compensation Policy

      Philosophy and Goals. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between creating shareholder value and motivating and retaining key executives. The Compensation Committee exercises its discretion in establishing executive compensation, taking into consideration the committee's subjective assessment of the financial performance of the Company or its operating subsidiaries and individual efforts, independent compensation data, recommendations of management and the advice of outside consultants. In setting base salaries and bonuses, the Compensation Committee considers executive compensation levels at other non-manufacturing, non-financial services companies in the United States with similar revenues and within the truck and bus transportation industries, regardless of revenues. Because much of the comparative compensation data relied upon by the Compensation Committee is proprietary information supplied by a compensation consulting firm, it is not possible to determine whether the companies surveyed by the consultant are included in the Russell 2000 Index (which the Company has used in comparing shareholder returns--see "Company Performance").

      Three-Pronged Approach. During the years prior to the Company's reorganization, executive management was compensated through base salaries and participation in annual incentive compensation (bonus) plans. The Company began awarding long-term incentives through its stock option plan in 1992 and its restricted stock plan in 1993. The Committee believes that all three methods of rewarding the Company's executives are essential components of an effective compensation policy.

            Base Salary. Executive Officer salaries are initially established in accordance with the Company's governing compensation philosophy. Because of the financial uncertainties faced by the Company in the years prior to its reorganization, however, salaries did not always remain competitive or reflect changes in circumstances. For example, Michael L. Smith's base salary remained unchanged during the five years ended December
31, 1991, despite the significant increase in his responsibilities during that period. The salary adjustment he received upon the execution of his employment contract in January 1992 was made in connection with the reorganization of the Company to recognize his increased responsibilities. During the period covered in the Summary Compensation Table, both
Messrs. Carr and Irvin assumed additional duties with the Company. Their base salaries have been increased over time in recognition of their expanded responsibilities.

            Bonuses. For several years (including the years covered by the Summary Compensation Table) the Company, through its operating subsidiaries, has maintained annual incentive compensation plans for the benefit of the Executive Officers and senior management. These plans are intended to reward participants who contribute to the achievement of the profitability goals of their employer (Transit or Contract Services) and who meet individual objectives tailored to the particular responsibilities of the participant. Eligibility, objective criteria (such as profitability targets and individual goals) and potential awards are revised annually by the board of directors of the sponsoring company and the Compensation Committee. In the years covered by the Summary Compensation Table in which the sponsoring company did not achieve its profitability targets, its bonus plan did not permit the award of any incentive compensation to any Executive Officer, regardless of whether such officer met his individual goals for the year.

            Long-Term Incentives. The Compensation Committee believes that stock option and restricted stock grants to the Executive Officers and others will further motivate executives to focus on long-term shareholder value. In 1992, at the recommendation of the Compensation Committee, the Board adopted a stock option plan for the benefit of certain officers of the Company and its subsidiaries. The plan was approved at the 1993 Annual Meeting of Shareholders. As of December 31, 1993, options to purchase 312,500 shares of the Company's common stock have been granted under the plan. In August 1993, the Board, upon the recommendation of the Compensation Committee, provided for the award of up to 25,000 restricted shares of the Company's common stock to officers and key employees through the adoption of the Mayflower Group, Inc. Restricted Stock Plan (the "1993 Restricted Stock Plan"). As of December 31,1993, 17,000 shares have been awarded under the 1993 Restricted Stock Plan. The 1994 Restricted Stock Plan, as hereinafter defined, is essentially identical to the 1993 Restricted Stock Plan, but provides for the award of up to 500,000 restricted shares over the life of the plan. For more information about the 1994 Restricted Stock Plan, see "Approval of 1994 Restricted Stock Plan" set forth herein. Stock options and restricted shares are awarded by the Compensation Committee based upon subjective evaluations of the employee's performance level and the financial performance of his or her employer and the Company. These determinations are made without regard to the employee's existing stock option or restricted stock holdings.


      1993 Chief Executive Officer Compensation

      The compensation paid to Michael L. Smith with respect to 1993 included his base salary and awards under the Company's 1992 Stock Option Plan and the 1993 Restricted Stock Plan. Mr. Smith did not participate in the Contract Services bonus program for
the fiscal year ended June 30, 1993.   Mr. Smith's base salary
was established in his employment agreement with Contract Services and has not increased since 1992. Based upon subjective evaluations of Mr. Smith's efforts at Contract Services, that company's financial results for its fiscal year ended June 30, 1993 and the Company's performance as of the time of the evaluations, the Compensation Committee awarded him options to purchase 15,000 shares of the Company's common stock under the 1992 Stock Option Plan and 10,000 restricted shares of the Company's common stock pursuant to the 1993 Restricted Stock Plan.

                       Lary R. Scott, Chairman
                       Roderick M. Hills
                       Perry J. Lewis
                       Sheldon M. Stone

                       Members of the Compensation Committee

Employment Contracts and Termination Benefits Agreements

      Effective January 1, 1992, Michael L. Smith entered into an employment agreement with Contract Services which provides him with an annual base salary of $350,000.00. The contract provides for an initial term of one year with automatic annual renewals on each anniversary date, unless earlier terminated by either party as provided in the agreement. In the event the agreement is terminated by reason of "Resignation for Good Reason" or "Termination Without Cause" (both as defined in the agreement), then the Company is required to pay Mr. Smith the base salary as provided in the agreement for the remainder of the then-current term, subject to certain limitations.


      Transit has entered into termination benefits agreements with two Executive Officers of the Company. Patrick F. Carr and Robert H. Irvin currently are parties to termination benefits agreements which replace agreements entered into by a predecessor of the Company ("Old Mayflower") in connection with the 1986 acquisition of Old Mayflower (the "Replacement Agreements"). The Replacement Agreements contain substantially similar terms and conditions as those contained in the original agreements. Pursuant to the Replacement Agreements, Transit will be required to pay certain specified benefits to the covered individual if
(i) Transit terminates the employment of such individual for any reason other than Cause (as defined in the Replacement Agreements), death, the attainment of age 65 or total and permanent disability or (ii) such individual voluntarily terminates his employment with Transit for Good Reason (as defined in the Replacement Agreements) within three years after an Acquisition of Control (as defined in the Replacement Agreements) of Transit. The definition of Change of Control was satisfied and the three year period commenced upon the consummation of the Company's plan of reorganization on March 24, 1992. Within five days of any such termination, the terminated individual is entitled to receive a lump sum payment equal to three times the average annual compensation paid by Transit and/or the Company and includable in the gross income of such individual for the five years preceding termination.


Company Performance

      The following graph compares cumulative total returns for the Company, the S&P 500 Composite Index and the Russell 2000 Index for the period beginning August 21, 1992 and ending December 31, 1993. August 21, 1992 was the last business day preceding the effective date of the registration of the Company's common stock under Section 12 of the Securities Exchange Act of 1934. The Company selected the Russell 2000 Index because management believes investors will derive more benefit from a comparison with companies of similar market capitalization than with other transportation firms. The Company's principal business activities are in two specialized segments of the transportation industry. The Company believes there is no industry or line of business index or peer group that would generate a meaningful comparison. The graph assumes that the value of an investment in the Company's common stock and in each index was $100 at August 21,1992, and that all dividends were reinvested.









[Performance Graph was filed under cover of Form SE with the Preliminary Proxy material on March 18, 1994].

















          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 9, 1989, Transit entered into a fifteen year Consultation Agreement with John B. Smith in connection with his retirement on December 31, 1989. Payments under Mr. Smith's consultation arrangement commenced in January 1990. During 1993, 1992 and 1991, Transit paid Mr. Smith $139,000, $139,000 and
$239,000, respectively, for services rendered, and paid $32,000, $44,000 and $56,000 each year, respectively, in premiums related to insurance policies maintained by Transit on Mr. Smith's behalf. In his role as a consultant, Mr. Smith assists Transit in developing and maintaining its relationship with its agency network, as well as being available to consult with the management of Transit on operational issues. Mr. Smith also currently serves as an Emeritus Director of the Company and of both Transit and Contract Services.


          SECTION 16(a) REPORTING

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and certain officers, and persons who own more than ten percent of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all officers, Directors and greater than ten percent beneficial owners of the Company complied with all applicable Section 16(a) filing requirements from January 1, 1993 through the date of this Proxy Statement.


          APPROVAL OF 1994 RESTRICTED STOCK PLAN

      On February 23, 1994, the Board of Directors of the Company adopted the Mayflower Group, Inc. 1994 Restricted Stock Plan (the "1994 Restricted Stock Plan"), subject to shareholder approval at the 1994 Annual Meeting of Shareholders. The 1994 Restricted Stock Plan is summarized below. The full text of the 1994 Restricted Stock Plan is set forth in the Appendix at the back of this Proxy Statement.

      The 1994 Restricted Stock Plan is intended to provide officers (including officers who are members of the Board of Directors) and other key employees of the Company and its subsidiaries with additional incentive to work for the success of the Company and its subsidiaries by awarding them shares of the Company's common stock. The 1994 Restricted Stock Plan is also intended to enable the Company and its subsidiaries to attract and retain capable executive personnel.

      The 1994 Restricted Stock Plan will be administered, construed and interpreted by the Compensation Committee of the Company's Board of Directors. Subject to the terms of the 1994 Restricted Stock Plan, the Compensation Committee will select the individuals to whom shares will be granted and will determine the terms of the grants, including the number of shares to be awarded, the required holding period before the restrictions on transferability lapse (which in no event shall be less than six months), and other restrictions the Compensation Committee deems advisable. Grantees holding restricted shares under the 1994 Restricted Stock Plan shall be entitled to exercise full voting rights and receive all dividends and other distributions paid with respect to those shares.

      The period of restriction for shares granted under the 1994 Restricted Stock Plan shall automatically end when a grantee's employment with the Company terminates by reason of retirement, death, permanent and total disability or involuntary termination without cause. In the event a grantee's employment with the Company is voluntarily terminated by the employee or is terminated by the Company for cause, any common shares still subject to restrictions under the 1994 Restricted Stock Plan will be forfeited and returned to the Company.

      After the 1994 Restricted Stock Plan has been approved by the shareholders, the Company will reserve 500,000 shares of common stock for issuance under the 1994 Restricted Stock Plan. In the event of corporate changes affecting the Company's common shares, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations and liquidations, the Compensation Committee may make appropriate adjustments in the number and kinds of shares reserved under the 1994 Restricted Stock Plan.

      Upon receipt of shareholder approval, the 1994 Restricted Stock Plan shall remain in effect until all shares of common stock subject to it have been granted and all restrictions on such shares have been released, or until the Board of Directors terminates the 1994 Restricted Stock Plan in accordance with its terms. In no event, however, shall shares be granted after April
27, 2004.   No grants have been made under the 1994 Restricted
Stock Plan and future awards under the 1994 Restricted Stock Plan are not determinable.

      The Board of Directors recommends that shareholders vote FOR approval of the 1994 Restricted Stock Plan.


      APPROVAL OF AMENDMENT OF 1992 DIRECTOR STOCK OPTION PLAN

      On April 28, 1993, the shareholders of the Company approved the adoption of the Mayflower Group, Inc. 1992 Director Stock
Option Plan (the "1992 Director Stock Option Plan").

      The 1992 Director Stock Option Plan provides non-employee Directors of the Company an opportunity to acquire Company stock and thereby increase the incentive of such non-employee Directors to work toward the success of the Company and its subsidiaries. The 1992 Director Stock Option Plan provides only for the grant of non-tax qualified stock options.

      The 1992 Director Stock Option Plan specifically prescribes the terms, conditions and dates for grants of stock options. It provides automatically for the grant of options for 3,000 shares of common stock to each non-employee Director on the date of each annual meeting of the shareholders. The exercise price for each of the stock options granted is the fair market value of a share of common stock on the grant date. All the terms and conditions of the stock options available under the 1992 Director Stock Option Plan are specified in the plan. The 1992 Director Stock Option Plan is substantially self-administering. Options become exercisable in 33 1/3% increments on the first, second and third anniversaries of the date of grant, conditioned upon the recipient continuing as a Director of the Company on the anniversary date.

      The Company originally reserved 30,000 shares of its common stock for issuance under the 1992 Director Stock Option Plan. As of December 31, 1993, options to acquire 24,000 shares of common stock have been granted under the 1992 Director Stock Option Plan. On March 17, 1994, the Board of Directors amended the 1992 Director Stock Option Plan to provide for the award of options to acquire an additional 30,000 shares of common stock, subject to shareholder approval at the 1994 Annual Meeting of Shareholders. The Company has reserved an additional 30,000 shares of its common stock for issuance under the 1992 Director Stock Option Plan, subject to approval of the proposed amendment.

      In the event of corporate changes, stock splits, stock dividends, mergers, consolidations and liquidations, the number of shares available for option grants will be appropriately adjusted in accordance with the terms of the 1992 Director Stock Option Plan. If any option granted under the 1992 Director Stock Option Plan expires or terminates for any reason without being exercised in full, then the unpurchased shares subject to that option will once again be available for additional grants.

      Under current tax laws, the grant of non-qualified stock options under the 1992 Director Stock Option Plan has no federal tax consequences to the Company or the Director optionee. A non-qualified stock option holder generally will realize taxable ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. A like amount is generally deductible by the Company for federal income tax purposes as of that date.

      Because the exercise price of options granted under the 1992 Director Stock Option Plan is equal to the fair market value of a share of common stock on the grant date, the value of future option grants under the 1992 Director Stock Option Plan is not currently determinable. The closing price of the Company's common stock on March 7, 1994 was $11 3/4 per share.

The Board of Directors recommends that shareholders vote FOR approval of the amendment to the 1992 Director Stock Option Plan.

                   APPROVAL AND ADOPTION OF
           AMENDED AND RESTATED ARTICLES OF INCORPORATION

      On February 23, 1994, the Board of Directors unanimously adopted resolutions proposing and recommending that Article 5 of the present Articles of Incorporation of the Company (the "Current Articles"), be amended by the adoption of Articles of Amendment (the "proposed Amendment"), and that the proposed Amendment be submitted to the shareholders for approval and adoption. The full text of Article 5 as amended by the proposed Amendment is set forth in the Appendix at the back of this Proxy Statement.

      The purposes of the proposed Amendment are to (i) eliminate the prohibition on the issuance of classes of capital stock without voting rights contained in the Current Articles, and (ii) to authorize a separate and single class of 5,000,000 shares of preferred stock issuable in series. Under the proposed Amendment, the Board of Directors is delegated the authority to determine and state the designations and relative preferences, limitations, voting rights, if any, and other rights of each such series by adoption and making a filing in accordance with the Indiana Business Corporation Law ("IBCL") of an amendment to the Company's Articles of Incorporation without action by the shareholders of the Company. All shares of preferred stock of the same series must be identical with each other in all respects.


      The Board of Directors believes the proposed Amendment to be desirable because it would provide the Board flexibility in issuing shares and managing the Company's capital structure. The Company has no present plans, arrangements, agreements or understandings regarding the issuance of preferred stock, should the proposed Amendment be approved. The preferred stock could be privately placed, could contain voting requirements that provide for approval of extraordinary corporate transactions, and could provide for extraordinary voting rights. The preferred stock could also be issued without voting rights. The issuance of non-voting preferred stock would dilute the equity ownership of the Company without affecting its current voting control.


      It is possible that the issuance of such preferred shares might, under particular circumstances, be considered to have the effect of discouraging attempts to take control of the Company (given the wide discretion permitted in determining the terms thereof). Because the Company currently has a single shareholder that beneficially owns more than 50% of the common stock of the Company, management believes that the Company has no need for additional anti-takeover protection. The Board of Directors, which unanimously approved the Amendment, does not consider the proposed Amendment as part of any plan to adopt, and does not presently contemplate recommending the adoption of, any further amendments to the Company's Articles of Incorporation which would affect the ability of third parties to take over or change control of the Company. Neither management nor the Board of Directors has any present intention to use the authorized shares of preferred stock as an anti-takeover measure.

      Moreover, under the rules of the National Association of Securities Dealers (to which the Company is subject because its common stock is listed on the Nasdaq National Market), the Company is prohibited from issuing any class of securities having the effect of nullifying, restricting or disparately reducing the per share voting rights of the outstanding common stock of the Company. Violations of this prohibition would likely result in the delisting of the Company's common stock from the Nasdaq National Market and, therefore, would deter any issuance of preferred stock by the Company having such an effect.

      The Board of Directors recommends that shareholders vote FOR the approval and adoption of the proposed Amendment to the Company's Articles of Incorporation.


          SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon recommendation of management and the Audit Committee, the Board of Directors has appointed, subject to ratification by the shareholders, the accounting firm of Coopers & Lybrand to examine the financial statements of the Company for the year 1994. Representatives of Coopers & Lybrand will be present at the initial Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so. They will be available to respond to appropriate questions.

      Commencing with fiscal year 1993, Coopers & Lybrand replaced Ernst & Young as the Company's independent public accountant.
This change was made after management and the Audit Committee reviewed bids for performing such services received from four public accounting firms, including Ernst & Young. Based on the review of the competing bids, management and the Audit Committee believed that Coopers & Lybrand would provide the services required by the Company at a lower cost. The appointment of Coopers & Lybrand to examine the financial statements of the Company for fiscal year 1993 was ratified by the shareholders of the Company at the Company's 1993 Annual Meeting of Shareholders.

      During fiscal years 1993, 1992 and 1991, the audit reports issued with respect to the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or a qualification as to uncertainty, audit scope, or accounting principles. During 1992 and 1991, the two fiscal years immediately preceding the replacement of Ernst & Young as the Company's independent accountant, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement, disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

      See "Director Meetings and Committees" for information regarding the Company's Audit Committee.

      The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Coopers & Lybrand.


                   FINANCIAL STATEMENTS

      The Company's 1993 Annual Report to Shareholders accompanies this Proxy Statement. If you acquired your shares subsequent to the Record Date (March 7, 1994), a copy of the 1993 Annual Report will be mailed to you on request. ADDITIONAL COPIES OF THE 1993 ANNUAL REPORT, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1993 AND COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED, WITHOUT CHARGE, BY WRITTEN REQUEST DIRECTED TO ROBERT H. IRVIN, SECRETARY, MAYFLOWER GROUP, INC., 9998 NORTH MICHIGAN ROAD, CARMEL, INDIANA 46032.


                    PROPOSALS OF SHAREHOLDERS

      In accordance with the current By-Laws of the Company, notice of proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held on April 27, 1994, must be in writing and delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the Annual Meeting of Shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting: (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (b) name and address, as they appear on the Company's books, of the shareholder proposing such business;
(c) the number of shares of the Company which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.

      In order for proposals of shareholders to be included in the Company's Proxy Statement and form of proxy for the 1995 Annual Meeting of Shareholders, the proposals must be received at the corporate headquarters of Mayflower Group, Inc. no later than December 31, 1994.


                    OTHER MATTERS

      As of the date of this Proxy Statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to previously. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

By order of the Board of Directors,




                 Robert H. Irvin, Secretary

Dated: March 31, 1994

All shareholders are cordially invited to attend the meeting in person. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire.








                               A P P E N D I X


Contents                                      Page

1994 Restricted Stock Plan                      ii

Article 5 of the Articles of Incorporation
Amended and Restated to Reflect the
Proposed Amendments                             ix



































                            MAYFLOWER GROUP, INC.
                         1994 RESTRICTED STOCK PLAN

       1. Establishment. Mayflower Group, Inc. ("Mayflower") hereby establishes a share incentive plan for officers and other key employees of Mayflower and its wholly-owned subsidiaries (individually a "Subsidiary" and collectively, the "Subsidiaries"), as described herein, which shall be known as the Mayflower Group, Inc. 1994 Restricted Stock Plan (the "Plan").

       2. Purpose. The purpose of the Plan is to enable Mayflower and its Subsidiaries to retain and motivate officers and other key employees who provide valuable service to Mayflower and its Subsidiaries, and to provide such officers and key employees with an opportunity to acquire shares of common stock, without par value, of Mayflower ("Common Stock"), thereby providing them with an increased incentive to work for the success of Mayflower and its Subsidiaries and better enabling such entities to attract and retain capable officers and other key employees.

      3. Administration of the Plan. The Plan shall be administered, construed and interpreted by the Compensation Committee of the Board of Directors of Mayflower (the "Committee"). The Committee shall consist of at least two (2) members of the Board of Directors of Mayflower (the "Board"), who shall be designated from time to time by the Board. No member of the Committee shall, during the one year prior to his service at any time as a member of the Committee, have been granted or awarded equity securities pursuant to this Plan or any other plan of Mayflower or any of its Subsidiaries, except:

            (i)  a formula plan meeting the conditions of Rule
      16b-3(c)(2)(ii) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934
      Act");

            (ii) an ongoing securities acquisition plan meeting the conditions of Rule 16b-3(d)(2)(i) promulgated under Section
      16 of the 1934 Act; or

            (iii) another plan or arrangement a grant or award under which does not, in the opinion of Mayflower's counsel, cause a member of the Committee to fail to qualify as a "disinterested person" under Rule 16b-3(c)(2)(i) promulgated under Section 16 of the 1934 Act.

The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may


act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee.

      The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

            (a) the individuals to whom restricted share awards shall be granted under the Plan (the "Grantees");

            (b) the time when restricted shares of Common Stock shall be granted hereunder;

            (c) the number of shares of Common Stock of Mayflower to be covered under each restricted share grant;

            (d) the period of restrictions for restricted share grants (the "Period of Restriction"), which shall in no event be less than six (6) months; and

            (e) the terms and conditions of the agreements by which restricted shares granted shall be evidenced (the
      "Restricted Share Agreements").

The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

      4. Eligibility. The Committee may, consistent with the terms hereof, grant restricted shares to officers (including officers who are members of the Board of Directors) and other key employees of Mayflower or of a Subsidiary who in the opinion of the Committee from time to time provide valuable service to Mayflower or a Subsidiary.

      5. Stock Subject to the Plan. The maximum number of shares with respect to which restricted share awards may be made under this Plan is 500,000 shares of Common Stock, which may be authorized but unissued shares of Mayflower. Subject to Section 6 hereof, the shares of Common Stock for which awards may be granted under the Plan shall not exceed that number. If any restricted share grant is forfeited in whole or in part, the unpurchased or forfeited shares subject thereto shall (unless the Plan shall have terminated) become available for other awards under the Plan.

      6. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of Mayflower by reason of any reorganization, recapitalization,

stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of Mayflower, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan and in the number and kind of shares covered by outstanding awards granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

      7. Restricted Share Awards. The Committee may grant restricted share awards of Common Stock which entitle Grantees to receive shares of Common Stock. Each restricted share award shall be evidenced by a Restricted Share Agreement between Mayflower and the Grantee, which Agreement shall set forth the terms and conditions of the award to the extent not inconsistent with the provisions of the Plan. Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at the end of the Period of Restriction, as specified in the Restricted Share Agreement.

      8. Duration of the Plan. Subject to the Board's right to earlier terminate the Plan pursuant to Section 20 hereof, the Plan shall remain in effect until all shares of Common Stock subject to it shall have been acquired by Grantees pursuant to the provisions hereof and shall have been released from restrictions pursuant to Sections 9, 10, 15 or 16 hereof. Notwithstanding the foregoing, no Shares may be granted under the Plan after April 27, 2004.

      9. Transferability. Except as contemplated by Sections 10, 15 and 16 hereof, the restricted shares granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such conditions as were specified by the Committee, in its sole discretion, and set forth in the Restricted Share Agreement are satisfied.

      10. Removal of Restrictions. Except as otherwise provided in Sections 9, 15 and 16 hereof, restricted shares covered by each restricted share grant made under this Plan shall become freely transferable by the Grantee after the last day of the Period of Restriction.

      11. Other Restrictions. The Board shall impose such other restrictions on any shares of Common Stock granted pursuant to the Plan as it may deem advisable.

      12. Certificate Legend. Each certificate representing restricted shares granted pursuant to this Plan shall bear the following legend:



            "The sale or other transfer of the shares
      represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Mayflower Group, Inc. 1994 Restricted Stock Plan and a
      Restricted Share Agreement dated           .  A copy of
      the Restricted Stock Plan and such Restricted Share Agreement may be obtained from the Secretary of the Corporation."Once the shares are released from the restrictions set forth in Section 9 hereof, the Grantee shall be entitled to have the legend required by this
      Section 12 removed from the certificate(s) representing the Common Stock obtained pursuant to a Restricted Share Agreement.

      13.   Voting Rights.  During the Period of Restriction,
Grantees holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

      14. Dividends and Other Distributions. During the Period of Restriction, Grantees holding restricted shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability as the restricted shares with respect to which they were paid.

      15. Effect of Termination of Employment Due to Retirement. In the event that a Grantee terminates his or her employment with Mayflower or its Subsidiaries because of Retirement (as hereinafter defined), any remaining Period of Restriction applicable to the restricted shares pursuant to Section 9 hereof shall automatically terminate and, except as otherwise provided in Section 11, the shares shall thereby be free of restrictions and freely transferable. For purposes of the Plan, "Retirement" means termination of employment due to retirement by an employee who has attained age 55 and has at least ten (10) years of service with the Company.

      16. Effect of Termination of Employment without Cause or Due to Death, Disability. In the event a Grantee terminates his or her employment with Mayflower or its Subsidiaries because of death, Permanent and Total Disability (as hereinafter defined) or the Grantee's employment with Mayflower or its Subsidiaries is involuntarily terminated by Mayflower or its Subsidiaries without Cause (as hereinafter defined) during the Period of Restriction, any remaining Period of Restriction applicable to the restricted shares pursuant to Section 9 hereof shall automatically terminate and, except as otherwise provided in Section 11, the Common Stock



shall thereby be free of restrictions and freely transferable. For purposes of the Plan, (i) "Permanent and Total Disability" means if an employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, an employee shall not be considered to be Permanently and Totally Disabled unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require, and (ii) "Cause" shall mean fraud, dishonesty, theft of corporate assets or other gross misconduct by a Grantee.

      17. Other Termination of Employment. In the event that a Grantee's employment with Mayflower or its Subsidiaries is terminated by Mayflower or its Subsidiaries for Cause or by the Grantee during the Period of Restriction, then any Common Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to Mayflower.

      18. No Employment Rights Created. Nothing in this Plan or in any grant of restricted shares shall interfere with or limit in any way the right of Mayflower or its Subsidiaries to terminate any Grantee's employment at any time, nor confer upon any Grantee any right to continue in the employ of Mayflower or its Subsidiaries.

      19. Nontransferability of Rights or Restricted Shares. No Common Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction. All rights granted to a Grantee under the Plan shall be exercisable during the Grantee's lifetime only by the Grantee, or the guardians or legal representatives of the Grantee. Upon the death of a Grantee, the personal representative or beneficiary of the Grantee may exercise the Grantee's rights under the Plan.

      20. Amendment and Termination. The Board may at any time amend, modify, alter, or terminate this Plan, except that such amendment, modification, alteration or termination may not adversely affect the rights of any existing Grantee, without the consent of such Grantee, and except that approval of the Shareholders of Mayflower must be obtained for any amendment which would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number




of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

      21. Tax Withholding. Mayflower or its Subsidiaries, as appropriate, shall have the right to deduct from all payments any Federal, state, or local taxes required by law to be withheld with respect to such payments and, in the case of awards paid in shares of Common Stock, the Grantee or other person receiving such shares of Common Stock may be required to pay to Mayflower or its Subsidiaries, as appropriate, the amount of any such taxes which Mayflower or its Subsidiaries is required to withhold with respect to such shares prior to delivery of any certificate or certificates for such shares.

      22. Tax Benefit. The Committee may, in its sole discretion, include a provision in any Restricted Share Agreement that provides for an additional cash payment from Mayflower to the Grantee of such award equal to all or a portion of the tax benefit to be received by Mayflower attributable to its federal income tax deduction, if any, resulting from the vesting, cancellation, disposition or other transaction involving the Common Stock subject to the restricted share award.

      23. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Mayflower against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof with Mayflower's approval, or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding against him or her, provided he or she shall give Mayflower an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive or any other rights of indemnification to which such persons may be entitled under Mayflower's Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that Mayflower may have to indemnify them or hold them harmless.

      24. Governing Law. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.





      25. Expenses of Plan. The expenses of administering the Plan shall be borne by Mayflower and its Subsidiaries.

      26. Successors. This Plan shall be binding upon the successors and assigns of Mayflower and its Subsidiaries.

      27. Effective Date. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by an affirmative vote of the holders of a majority of the Shares of Mayflower present in person or by proxy and entitled to vote on the adoption of the Plan at a duly held meeting.
















                                  ARTICLE 5
                                   OF THE
                          ARTICLES OF INCORPORATION
                            AMENDED AND RESTATED
                                     TO
                       REFLECT THE PROPOSED AMENDMENTS



                                  ARTICLE 5
                               Terms of Shares


      Section 5.01. Amount. The total number of shares which the Corporation shall have authority to issue is 35,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock, without par value (the "Common Stock") and 5,000,000 shares of a separate and single class of shares of preferred stock, which may be issued in one or more series (the "Preferred Stock").


      Section 5.02. Preferred Stock. The Board of Directors is vested with the authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series. All shares of the same series of Preferred Stock shall be identical with each other in all respects.


      Section 5.03. Issue and Consideration for Shares. Shares of stock may be issued by the Corporation for such an amount of consideration as may be fixed from time to time by the Board of Directors.


      Section 5.04. Voting Rights of Common Stock. Every holder of shares of Common Stock of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share of Common Stock standing in his name on the books of the Corporation on the record date, except as provided in the Act.









          MAYFLOWER GROUP, INC.
    9998 N. Michigan Road, Carmel, Indiana 46032

   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1994
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Roderick M. Hills and Sheldon M. Stone, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Mayflower Group, Inc. to be held at 9998 N. Michigan Road, Carmel, Indiana, April 27, 1994, at 11:00 A.M. local time (Eastern Standard Time), or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1. Election of five (5) Directors proposed by the Board of Directors as listed below:

      [ ] FOR all nominees listed below (except as marked to the contrary below)

      [ ]   WITHHOLD AUTHORITY (to vote
            for all nominees listed below)

      R.M. Hills; P.J. Lewis; L.R. Scott; M.L. Smith; S.M. Stone.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the first box and strike a line through that nominee's name in the list above)

2.    Approval of the adoption of the Mayflower Group, Inc. 1994
      Restricted Stock Plan.
      [ ]   FOR  [ ]   AGAINST     [ ]  ABSTAIN

3.    Approval of amendment of 1992 Director Stock Option Plan.
      [ ]   FOR  [ ]   AGAINST     [ ]  ABSTAIN

4.    Approval and adoption of amendments to the Articles of
      Incorporation of Mayflower Group, Inc.
      [ ]   FOR  [ ]   AGAINST     [ ]  ABSTAIN

5.    Ratification of the appointment of Coopers & Lybrand as
      auditors for the audit of financial statements for the year ending December 31, 1994.
      [ ]   FOR  [ ]   AGAINST     [ ]  ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSITIONS.  THIS PROXY SHALL BE VOTED AS DIRECTED.  IN THE
ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE
PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH
OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR
ADJOURNMENT THEREOF.

The undersigned acknowledge receipt of Notice of said Meeting, the accompanying Proxy Statement and the 1993 Annual Report to Shareholders, and hereby revokes all proxies heretofore given by the undersigned for said Meeting.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING
THEREOF.

            Dated _______________________________, 1994.



                 ________________________________
                       Signature of Shareholder

                 ________________________________
                       Signature of Shareholder
                       (if held jointly)

PLEASE DATE THIS PROXY AND SIGN YOUR NAME OR NAMES EXACTLY AS SHOWN HEREON, WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE SIGN YOUR FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, OR JOINT OWNERS, ALL MUST SIGN. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.